Exhibit 99.1

DAIMLER

Board of Directors of Tesla Motors, Inc.

c/o Deepak Ahuja

3500 Deer Creek Road

Palo Alto, CA 94304

Stuttgart, December 12, 2012

Dear Board Members:

I hereby tender my resignation from the Tesla Motors, Inc. Board of Directors effective immediately. I am grateful for having had the opportunity to serve on the Board since May 11, 2009 and I offer my best wishes for its continued success.

Sincerely,

Dr. Herbert Kohler

Daimler AG, Stuttgart, Germany

Sitz und Registergericht/Domicile and Court of Registry: Stuttgart, HRB-Nr./Commercial Register No.: 19 360

Vorsitzender des Aufsichtsrats/Chairman of the Supervisory Board: Manfred Bischoff

Vorstand/Board of Management: Dieter Zetsche, Vorsitzender/Chairman;

Wolfgang Bernhard, Christine Hohmann-Dennhardt, Wilfried Porth, Andreas Renschler,

Bodo Uebber, Thomas Weber

Daimler AG 70546 Stuttgart Telefon/Phone +49 7 11 17-O Telefax/Fax +49 7 11 17-2 22 44 dialog@daimler.com www.daimler.com www.daimler.mobi